Greenidge Generation Highlights Historic Agreement with State of New York on New Air Permit and Reports Strong Financial and Operating Results for Third Quarter 2025

Recent Announcement by Company, NYSDEC Provides Pathway for the Issuance of a New Five-Year Permit for Dresden Power Plant

Highlights 83% Quarterly Increase in Power and Capacity Revenue to $4.7 Million, Reflecting Company’s Steadfast Commitment to Providing Power to the Grid

Reports Total Revenue of $15.2 Million; Net Income of $12.0 Million; EBITDA of $15.2 Million; Adjusted EBITDA of $1.7 Million; Net Cash Flow Provided by Operating Activities of $0.1 Million; and Adjusted Free Cash Flow of $4.3 Million

Announces Significant Reduction in Unsecured 2026 Debt Obligations by 47.2% to Date to $38 Million Following Third Tender/Exchange Offer and Halt on New Self-Tender Offers of Cash for Debt

Pittsford, NY – November 13, 2025 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced financial and operating results for the third quarter ended September 30, 2025 and provided an update on the Company’s growth prospects.

Recent Highlights:

•Announced a landmark agreement with the New York State Department of Environmental Conservation (“NYSDEC”) providing a pathway for the issuance of a new five-year Title V Air Permit, subject to a public comment period in accordance with NYSDEC regulations and a 45-day review period by the U.S. Environmental Protection Agency, which is expected to resolve ongoing administrative and legal proceedings related thereto and ensure that the Company’s Dresden facility, which provides significant power to the local energy grid each year, will continue to do so while also serving as a model datacenter operation;

•Reduced senior unsecured debt due October 2026 to $38.0 million through privately negotiated exchanges and three public tender/exchange offers, representing a 47.2% reduction to date of the original $72.2 million in aggregate principal amount and a 35% reduction to date of the $58.3 million in aggregate principal amount outstanding at the end of the second quarter;
•Improved efficiency of Greenidge’s current active miner fleet by 10% to 21.3 J/TH from 23.7 J/TH at the end of the second quarter;
•Closed on $3.9 million sale of the Company’s 7.5MW Mississippi mining facility;
•Actively exploring the sale or development of the Company’s 60MW, 152-acre South Carolina property with multiple reputable datacenter developers;
•Continuing to explore all strategic alternatives to maximize value for all stakeholders, including hosting and tactical purchases of additional next-generation miners to enhance fleet efficiency, as well as acquiring and developing additional sites with significant low-cost power capacity, including the Company’s 37.4 acre Mississippi expansion property with access to 40MW of electrical capacity by March 2027; and
•Reported no equity sales under the Company’s equity line of credit (the “ELOC”) during the third quarter with no current plans to utilize the ELOC to sell shares.

Third Quarter 2025 Financial Results:

•Total revenue of $15.2 million, an improvement of $2.3 million from Q2 2025;
•Net income of $12.0 million, an improvement of $16.1 million from Q2 2025;
•EBITDA of $15.2 million, an improvement of $15.4 million from Q2 2025;
•Adjusted EBITDA of $1.7 million, an improvement of $1.3 million from Q2 2025;
•Net cash flow provided by operating activities of $0.1 million, an improvement of $4.9 million from Q2 2025;
•Adjusted Free Cash Flow of $4.3 million, an improvement of $6.4 million from Q2 2025;
•Cryptocurrency mining revenue of $4.2 million, no change from Q2 2025;
•Datacenter hosting revenue of $6.3 million, an improvement of $0.3 million from Q2 2025;
•Power and capacity revenue of $4.7 million, an improvement of $2.1 million from Q2 2025; and
•A total of 95 Bitcoins produced, a decrease of 15 from Q2 2025.

Greenidge ended the third quarter with $7.6 million of cash, $6.1 million of bitcoin and $45.8 million of senior unsecured debt, which includes future contractual interest payments of $5.2 million.1

Greenidge CEO Jordan Kovler commented: “This was a monumental quarter for Greenidge that culminated in our historic agreement with NYSDEC on a five-year Title V Air Permit that positions us for long-term growth and validates Greenidge as a model datacenter and power generation operation. The landmark outcome not only ensures Greenidge will have the runway to properly scale the business into the future but, importantly, it also provides significant benefits across stakeholder groups – from shareholders and employees to the local electric grid. Going forward, we believe our Dresden facility should serve as a national model for bitcoin mining operations, one which does not pull power from the grid, but rather sends power to it.”

Kovler continued, “We are proud of the results our team delivered this quarter, which led to a $3 million increase in our cash and bitcoin holdings relative to the prior quarter, notwithstanding the Company’s bond repurchases for cash exceeding proceeds received from the sale of our Mississippi mining facility. As we continue to grow our business and capitalize on our latest progress, we will continue to aggressively pursue strategic opportunities that will maximize value for all Greenidge stakeholders, including our ongoing priority to further restructure our October 2026 senior unsecured debt at a significant discount to par value. However, given the recent increase in the trading price of our unsecured notes maturing October 2026 now far exceeds our last cash tender offer price, we do not have any current plans to launch another public self-tender offer of cash for debt. Instead, we will seek opportunities to extend the maturity of our 2026 debt through public exchange offers and privately negotiated exchange agreements. Moving forward, we believe this approach will provide Greenidge with the best possible opportunity to capitalize on our significant growth pipeline – most notably, this includes our 37.4 acre Mississippi expansion property for which we entered into an industrial power contract this quarter that will enable us to secure access to 40MW of electrical capacity by March 2027.”

The Company’s current active datacenter operations consist of approximately 2.9 E/Hs of datacenter hosting and cryptocurrency mining, 1.8 E/Hs of which is associated with our datacenter hosting and 1.1 E/Hs of which is associated with our cryptocurrency mining.

1. See Note 5, “Debt,” in the Notes to our Unaudited Condensed Consolidated Financial Statements.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the receipt of a final Title V Air Permit and the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this press release the non-GAAP operating performance measures of EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow. Management believes that the use of EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to, gains or losses from the sales of assets, troubled debt restructuring, insurance proceeds and liquidation of subsidiaries. “Adjusted Free Cash Flow” is defined as net cash flow provided by (used for) operating activities less purchases of and deposits for property and equipment, which is then adjusted to add revenue from digital assets production and remove proceeds from the sale of digital assets already included in operating activities. Due to the Company’s adoption of a bitcoin retention strategy, digital assets (i.e., bitcoin) generated from mining are treated as an operating cash outflow in the GAAP financial statements, despite being highly liquid assets available to management to convert to cash at any time. This Adjusted Free Cash Flow measure approximates the Company’s cash flow as if such digital assets continued to be liquidated at the time of receipt, instead of being reinvested into the Company’s bitcoin treasury. Adjusted Free Cash Flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow, including, without limitation, mandatory debt repayments and realized and unrealized gains (losses) on digital assets. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, Greenidge’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by Greenidge may be different from non-GAAP financial measures presented by other companies. Specifically, Greenidge believes the non-GAAP information provides useful measures to investors regarding Greenidge’s financial performance by excluding certain costs and expenses that Greenidge believes are not indicative of its core operating results and including digital assets generated by our operations as a source of non-cash liquidity. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow on a supplemental basis. You should review the reconciliation of net loss (income) to EBITDA (loss) and Adjusted EBITDA, and net cash flow provided by (used for) operating activities to Adjusted Free Cash Flow and not rely on any single financial measure to evaluate our business.

Reconciliation of GAAP to Non-GAAP Financial Measures

Amounts denoted in millions	Three Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2025
Net income from operations	$12.0	$2.3
Interest expense, net	0.2	3.9
Depreciation	3.0	9.3
EBITDA	15.2	15.4
Stock-based compensation (benefit)	(0.3)	0.6
Gain on sale of assets	(1.7)	(1.4)
Gain on troubled debt restructuring	(11.5)	(11.5)
Gain on insurance proceeds	—	(0.4)
Loss on liquidation of subsidiary	—	0.3
Adjusted EBITDA	$1.7	$3.1

Amounts denoted in millions	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025	June 30, 2024
Net cash flow provided by (used for) operating activities	$0.1	$(2.0)	$(4.8)	$(1.4)
Revenue from digital assets production	4.2	3.3	4.2	4.8
Proceeds from sale of digital assets in operating activities	—	—	—	(4.0)
Purchases of and deposits for property and equipment	—	(2.8)	(1.6)	(2.8)
Adjusted Free Cash Flow	$4.3	$(1.6)	$(2.1)	$(3.4)

Contacts
Investors
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Kendall Heebink
646-921-0775
greenidge@longacresquare.com

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